EXHIBIT 10.5
WEC ENERGY GROUP, INC.

DIRECTOR RESTRICTED STOCK AWARD
TERMS AND CONDITIONS

WHEREAS, WEC Energy Group, Inc. (the "Company") believes it to be in the best interests of the Company, its subsidiaries and its stockholders for its directors to increase their stock ownership in the Company in order that they will thus have a greater incentive to direct the Company’s affairs in such a way that its shares may become more valuable; and
WHEREAS, the Director serves the Company or one of its subsidiaries as director ("Covered Service").
NOW, THEREFORE, in consideration of these premises and the services to be performed by the Director, the Company grants this restricted stock award (this "Stock Award") to the Director pursuant to the WEC Energy Group Omnibus Stock Incentive Plan, as amended and restated effective as of May 6, 2021 (the "Plan"), and the following terms and conditions.
1.DEFINED TERMS
All capitalized terms used in this Stock Award and not otherwise defined herein are defined in the Plan.
2.RESTRICTED STOCK GRANT
The Company grants to the Director a restricted stock award for the number shares of common stock of the Company specified in the Notice of Restricted Stock Award (the "Notice"). The shares granted under this Stock Award and the Notice shall be referred to as "Restricted Stock."
3.VESTING OF GRANT
The Restricted Stock shall become vested upon the first to occur, if any, of the following events:
(a)    The Director’s completion of one year of Covered Service following the date of grant (provided, however, if such vesting date falls on a weekend or any other day which is not a business day, the Restricted Stock shall vest on the next following business day).

(b)    The Director’s Covered Service ceases because of death or disability (which shall mean such illness or injury as renders the Director unable to perform Covered Service).

(c)    A Change in Control of the Company, as defined in paragraph 14 of the Plan, while the Director is in Covered Service and the Director's Covered Service terminates without Cause, or Director resigns for Good Reason, in each case within twenty-four (24) months following the occurrence of the Change in Control of the Company.

The period of time during which the shares of Restricted Stock covered by this Stock Award are forfeitable is referred to as the "Restricted Period." If the Director’s Covered Service terminates during the Restricted Period before the shares have vested in accordance with the provisions of this Stock Award, such Restricted Stock shall be forfeited to the Company on the date of such termination, without any further obligation of the Company to the Director and all rights of the Director with respect to such Restricted Stock shall terminate; provided that the Committee may, in its discretion, vest the Restricted Stock upon the Director’s termination of Covered Service.
4.RIGHTS DURING RESTRICTED PERIOD; NON-TRANSFERABILITY
During the Restricted Period, the Director shall have the right to vote the Restricted Stock; however, all cash dividends, stock dividends, stock rights or other securities issued with respect to the Restricted Stock (collectively, the "Proceeds") shall be forfeitable and subject to the same restrictions as exist regarding the original shares of Restricted Stock. All cash dividends paid during the Restricted Period will be used to acquire additional shares of Restricted Stock, which shares of Restricted Stock shall be deemed acquired upon payment of the cash dividends but shall remain forfeitable and subject to the same restrictions as exist regarding the original shares of Restricted Stock. The Restricted Stock shall be nontransferable during the Restricted Period, except by will or the laws of descent and distribution.
5.CUSTODY
The Restricted Stock, along with any Proceeds, may be credited to Director in book entry form and shall be held, by the Company or an agent for the Company until the applicable restrictions have expired. If any certificates are issued for the Restricted Stock during the Restricted Period, such certificates shall bear an appropriate legend as determined by the Company referring to the applicable terms, conditions and restrictions and the Director shall deliver a signed, blank stock power to the Company relating thereto.
6.REGISTRATION
(a)    Any shares issued pursuant to this Stock Award shall be shares that are listed for trading on a national securities exchange and registered under the Securities Act of 1933, as amended. The Company does not have an obligation to sell or issue shares that are not so registered. In the event that shares are not effectively registered, but can be issued by virtue of an exemption under the Securities Act of 1933, as amended, the Company may issue shares to the Director if the Director represents that such shares are being acquired as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Certificates for shares issued under the circumstances of the preceding sentence shall bear an appropriate legend reciting such representation.
(b)    In no event shall the Company be required to sell, issue or deliver shares pursuant to this Stock Award if, in the opinion of the Committee, the issuance thereof would constitute a violation by either the Director or the Company of any provision of any law or regulation of any governmental authority or any securities exchange. As a condition of any sale or issuance of shares deliverable under the Stock Award, the Company may place legends on the shares, issue stop-transfer orders and require such agreements or undertakings from the Director as the

Company may deem necessary or advisable to assure compliance with any such law or regulation.

7.PLAN GOVERNS
Notwithstanding anything in this Stock Award, the terms of this Stock Award shall be subject to the terms of the Plan, a copy of which is available electronically through the website of the broker servicing the Plan or may otherwise be obtained from a member of the Executive Compensation & Benefits staff. This Stock Award is subject to all interpretations, amendments, rules and regulations established by the Committee from time to time pursuant to the Plan. In the event of an express conflict between any term, provision or condition of this Stock Award and those of the Plan, the terms, provisions or conditions of the Plan shall control. Any term, condition or provision on which the Stock Award is silent shall be governed and administered in accordance with the terms, conditions or provisions of the Plan.
8.    UNDERTAKING BY DIRECTOR
The Director hereby agrees to take whatever additional actions and execute whatever additional documents the Committee may, in its discretion, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Director pursuant to the express provisions of this stock Award and the Plan.
9.    BINDING EFFECT
This Stock Award shall be binding upon, and inure to the benefit of, the successors and assigns of the Company and upon persons who acquire the right to receive shares covered by this Stock Award by will or through the laws of descent and distribution.
10.    HEADINGS
Headings of the paragraphs contained in this Stock Award are inserted for convenience and reference and shall not be used in interpreting or construing the terms and provisions of this Award.
11.    ENTIRE AWARD; MODIFICATION
This Stock Award and the Plan constitutes the entire agreement between the parties with respect to the terms and supersede all prior or written or oral negotiations, commitments, representations and agreements with respect thereto. The terms and conditions set forth in this Stock Award may only be modified or amended in a writing, signed by both parties.

12.    SEVERABILITY
In the event of any one or more of the provisions of this Stock Award shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, such provision or provisions shall be automatically deemed amended, but only to the extent necessary to render such provision or provisions valid, legal and enforceable in such jurisdiction, and the validity, legality and enforceability of the remaining provisions of this Stock Award shall not in any way be affected or impaired thereby.

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